Exhibit 5.1

June 17, 2015

TerraForm Power, Inc.

12500 Baltimore Avenue

Beltsville, MD 20705

Re:	TerraForm Power, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to TerraForm Power, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the selling stockholders (the “Selling Stockholders”) identified in the Registration Statement (as defined below) of up to $600,000,000 of shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), which includes the shares of Common Stock that may be issued pursuant to the underwriters’ overallotment option.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933 (the “Act”).

In rendering the opinion stated herein, we have examined and relied upon the following: (a) the Company’s Registration Statement on Form S-1 relating to the Common Stock of the Company to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Act (such Registration Statement, being hereinafter referred to as the “Registration Statement”); (b) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (c) the By-Laws of the Company, as amended to date and currently in effect; and (d) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares to the Selling Stockholders and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares were validly issued and are fully paid and nonassessable.

In rendering the opinion set forth in the preceding paragraph, we have assumed that the consideration recited in the resolutions of the Board of Directors of the Company approving the issuance of the Shares has been received in full by the Company.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP